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                                                                   EXHIBIT 23(e)


                          TRIDENT FINANCIAL CORPORATION
                    Investment Bankers and Financial Advisors
                               4601 Six Forks Road
                          Raleigh, North Carolina 27609


         We hereby consent to the use of our name and to the description of our opinion letter, to be signed and dated the date of the Registration Statement, under the caption "Opinion of Financial Advisor for Oak Hill", and to the inclusion of such opinion letter as Appendix C to the Registration Statement on Form S-4 of Oak Hill Financial, Inc.


                                   TRIDENT FINANCIAL CORPORATION

                                   By:/s/ John F. Schramm
                                      ------------------------------------------
                                      John F. Schramm
                                      Senior Vice President